EXHIBIT 21


                                     EXBREX, INC.
                                     SUBSIDIARIES



                                                      Jurisdiction of
Name                                                   Organization

Embrex Europe Limited                                  United Kingdom
Embrex Sales, Inc.                                     North Carolina

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